Filed Pursuant to Rule 433
                                                         File No.: 333-130543-06


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $422,611,000 (approximate)

--------------------------------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $422,611,000 (approximate)

--------------------------------------------------------------------------------

             Securitized Asset Backed Receivables LLC Trust 2006-HE1
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                            Fremont Investment & Loan
                           Aegis Mortgage Corporation
                       Decision One Mortgage Company, LLC
                                   Originators

                           HomEq Servicing Corporation
                                    Servicer

               Mortgage Pass-Through Certificates, Series 2006-HE1



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Transaction Summary
--------------------------------------------------------------------------------

  `      Expected                         `                         `           `         Avg. Life to Call/
Class    Amount(1)    Expected Ratings (S&P/Moody's/Fitch/DBRS)   Index   Interest Type     Mty(yrs)(2)(3)
-----   -----------   -----------------------------------------   -----   -------------   ------------------
 A-1    317,714,000               AAA/Aaa/AAA/[AAA]
A-2A    165,292,000               AAA/Aaa/AAA/[AAA]                1mL      Floating         1.00 / 1.00
A-2B     39,175,000               AAA/Aaa/AAA/[AAA]                1mL      Floating         2.00 / 2.00
A-2C     48,806,000               AAA/Aaa/AAA/[AAA]                1mL      Floating         3.00 / 3.00
A-2D     24,809,000               AAA/Aaa/AAA/[AAA]                1mL      Floating         5.94 / 7.47
 M-1     59,580,000                AA/Aa2/AA/[AA]                  1mL      Floating         4.67 / 5.13
 M-2     43,051,000              A/A2/A+/[A (high)]                1mL      Floating         4.38 / 4.79
 M-3     12,300,000                  A-/A3/A/[A]                   1mL      Floating         4.29 / 4.66
 B-1     11,532,000            BBB+/Baa1/A-/[A (low)]              1mL      Floating         4.26 / 4.59
 B-2     10,378,000          BBB/Baa2/BBB+/[ BBB (high)]           1mL      Floating         4.24 / 4.52
 B-3      7,688,000              BBB-/Baa3/BBB/[BBB]               1mL      Floating         4.22 / 4.43
 B-4      6,919,000           BB+/Ba1/BBB-/ [BBB (low)]
 B-5      7,689,000            BB/Ba2/BB+/[BB (high)]
  `     Mod. Dur. to Call/                  `                   Initial Credit Enhancement
Class   Mty(yrs)(2)(3)(4)    Payment Window to Call/Mty(2)(3)            Level(5)
-----   ------------------   --------------------------------   --------------------------
 A-1    ***Not Offered - 144A Private Placement***
A-2A       0.95 / 0.95        09/06 - 06/08 / 09/06 - 06/08                          22.50%
A-2B       1.87 / 1.87        06/08 - 11/08 / 06/08 - 11/08                          22.50%
A-2C       2.72 / 2.72        11/08 - 11/11 / 11/08 - 11/11                          22.50%
A-2D       4.99 / 5.95        11/11 - 09/12 / 11/11 - 06/19                          22.50%
 M-1       4.03 / 4.32        04/10 - 09/12 / 04/10 - 09/18                          14.75%
 M-2       3.79 / 4.06        01/10 - 09/12 / 01/10 - 06/17                           9.15%
 M-3       3.72 / 3.95        12/09 - 09/12 / 12/09 - 02/16                           7.55%
 B-1       3.65 / 3.86        11/09 - 09/12 / 11/09 - 08/15                           6.05%
 B-2       3.62 / 3.80        10/09 - 09/12 / 10/09 - 01/15                           4.70%
 B-3       3.51 / 3.64        10/09 - 09/12 / 10/09 - 05/14                           3.70%
 B-4    ***Not Offered - 144A Private Placement***
 B-5    ***Not Offered - 144A Private Placement***

      (1)   Subject to a variance of plus or minus 5%.
      (2)   Assumes 10% optional clean-up call is exercised.
      (3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
      (4)   Assumes pricing at par.
      (5)   Includes 1.80% overcollateralization.

The Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

--------------------------------------------------------------------------------
Summary of Terms
--------------------------------------------------------------------------------

Issuer:                       Securitized Asset Backed Receivables LLC Trust
                              2006-HE1

Depositor:                    Securitized Asset Backed Receivables LLC

Originators:                  Fremont Investment & Loan, Aegis Mortgage
                              Corporation and Decision One Mortgage Company, LLC

Servicer:                     HomEq Servicing Corporation

Trustee:                      Wells Fargo Bank, National Association

Custodian:                    Wells Fargo Bank, National Association

Sole Manager:                 Barclays Capital Inc.

Rating Agencies:              S&P/Moody's/Fitch/DBRS

Offered Certificates:         The Class A-2A, A-2B, A-2C, A-2D, M-1, M-2, M-3,
                              B-1, B-2 and B-3 certificates.

LIBOR Certificates:           The Class A-1, B-4 and B-5 certificates and the
                              Offered Certificates.

Expected Closing Date:        August 31, 2006



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Delivery:                     DTC, Euroclear and Clearstream.

Distribution Dates:           The 25th of each month, or if such day is not a
                              business day, on the next business day, beginning in September 2006.

Final Distribution Date:      The Distribution Date occurring in May 2036.

Due Period:                   With respect to any Distribution Date, the period
                              commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:            With respect to any Distribution Date, either (i)
                              the period commencing on the 16th day of the month preceding the month in which such Distribution
                              Date occurs (or in the case of the first
                              Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the month in which that Distribution Date occurs, with respect to any principal prepayments in full, or (ii) the calendar month prior to that Distribution Date, with respect to any partial principal prepayments.

Interest Accrual Period:      With respect to any Distribution Date, the period
                              commencing on the immediately preceding
                              Distribution Date (or, for the initial
                              Distribution Date, the Closing Date) and ending on the day immediately preceding the current
                              Distribution Date.

Accrued Interest:             The price to be paid by investors for the Offered
                              Certificates will not include accrued interest, and therefore will settle flat.

Interest Day Count:           Actual/360

Interest Payment Delay:       Zero days

Cut-off Date:                 August 1, 2006

Tax Status:                   The Offered Certificates will represent "regular
                              interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as interest rate cap contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates.
                              You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:            The Offered Certificates are expected to be ERISA
                              eligible. Prospective purchasers should consult their own counsel.

SMMEA Eligibility:            The Offered Certificates are not expected to
                              constitute "mortgage related securities" for purposes of SMMEA.

Class A Certificate Group:    Either the Class A-1 Certificates or Class A-2
                              Certificates, as applicable.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Class A-2 Certificates:       Collectively, the Class A-2A, Class A-2B, Class
                              A-2C and Class A-2D certificates.

Class M Certificates:         Collectively, the Class M-1, Class M-2 and Class
                              M-3 certificates.

Class B Certificates:         Collectively, the Class B-1, Class B-2, Class B-3,
                              Class B-4 and Class B-5 certificates.

Mortgage Loans:               The mortgage loans to be included in the trust
                              will be primarily adjustable- and fixed-rate sub-prime mortgage loans secured by first-lien and second-lien mortgages or deeds of trust on residential real properties. Approximately 50.09% of the mortgage loans were purchased by an affiliate of the depositor from Fremont Investment
                              & Loan. Approximately 40.45% of the mortgage loans were purchased by an affiliate of the depositor from Aegis Mortgage Corporation. Approximately
                              9.46% of the mortgage loans were purchased by an affiliate of the depositor from Decision One
                              Mortgage Company LLC. On the Closing Date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date will be approximately $768,771,113. Approximately 83.32% of the mortgage loans are adjustable-rate mortgage loans and approximately 16.68% are fixed-rate mortgage loans. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments, with the exception of 30-59 day delinquencies comprising approximately 1.45% of the aggregate scheduled principal balance of the mortgage loans on the Cut-off Date. See the attached collateral descriptions for additional information on the initial mortgage loans as of the Cut-off Date.

Group I Mortgage Loans:       Approximately $410.0 million of mortgage loans
                              that have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.

Group II Mortgage Loans:      Approximately $358.8 million of mortgage loans
                              that may or may not have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.

Monthly Servicer Advances:    The Servicer will be obligated to advance its own
                              funds in an amount equal to the aggregate of all payments of principal and interest (net of servicing fees), as applicable, that were due during the related Due Period on the mortgage loans and not received by the related determination date. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Expense Fee Rate:             The Expense Fee Rate with respect to each mortgage
                              loan will be a per annum rate equal to the sum of the servicing fee rate and the trustee fee rate.

Servicing Fee Rate:           The servicing fee rate with respect to each
                              mortgage loan will be 0.50% per annum.

Pricing Prepayment Speed:     Fixed Rate Mortgage Loans: CPR starting at
                              approximately 4.6% CPR in month 1 and increasing to 23% CPR in month 12 (18.4%/11 increase for each month), and remaining at 23% CPR thereafter.

                              ARM Mortgage Loans: CPR starting at approximately 2% CPR in month 1 and increasing to 30% CPR in month 12 (28%/11 increase for each month), remaining at 30% CPR in months 13 through month 22, increasing to 50% CPR in month 23 and remaining at 50% through month 27, decreasing to 35% in month 28 and remaining at 35% thereafter.

Credit Enhancement:           The credit enhancement provided for the benefit of
                              the holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and (c) the allocation of losses to the most subordinate classes of certificates.


Senior Enhancement
Percentage:                   For any Distribution Date, the percentage obtained
                              by dividing (x) the sum of (i) the aggregate Class
                              Certificate Balances of the Class M and Class B
                              Certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal
                              Distribution Amount for that Distribution Date) by
                              (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

Stepdown Date:                The later to occur of:

                                    (i)   the earlier to occur of:

                                          (a)   the Distribution Date in
                                                September 2009 and

                                          (b)   the Distribution Date following
                                                the Distribution Date on which
                                                the aggregate Class Certificate
                                                Balances of the Class A
                                                Certificates have been reduced
                                                to zero; and

                                    (ii)  the first Distribution Date on which
                                          the Senior Enhancement Percentage
                                          (calculated for this purpose only
                                          after taking into account payments of
                                          principal applied to reduce the Stated
                                          Principal Balance of the mortgage
                                          loans for that Distribution Date but
                                          prior to any applications of Principal
                                          Distribution Amount to the
                                          certificates) is greater than or equal
                                          to the Specified Senior Enhancement
                                          Percentage (approximately 45.00%).

Trigger Event:                Either a Cumulative Loss Trigger Event or a
                              Delinquency Trigger Event.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Delinquency Trigger Event:    With respect to any Distribution Date, the
                              circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds 35.00% of the prior period's Senior
                              Enhancement Percentage.

Cumulative Loss Trigger
Event: With respect to any Distribution Date beginning with September 2008, the circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such Distribution Date.

                              Distribution Date Occurring in      Loss Percentage
                              ----------------------------------  ------------------------------------------------------------------
                              September 2008 through August 2009  1.500% for the first month, plus an additional 1/12th of 1.900%
                                                                  for each month thereafter (e.g., 2.450% in March 2009)
                              September 2009 through August 2010  3.400% for the first month, plus an additional 1/12th of 1.950%
                                                                  for each month thereafter (e.g., 4.375% in March 2010)
                              September 2010 through August 2011  5.350% for the first month, plus an additional 1/12th of 1.500%
                                                                  for each month thereafter (e.g., 6.100% in March 2011)
                              September 2011 through August 2012  6.850% for the first month, plus an additional 1/12th of 0.850%
                                                                  for each month thereafter (e.g., 7.275% in March 2012)
                              September 2012 and thereafter

Optional Clean-up Call:       The Servicer may, at its option, purchase the
                              mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Swap and Interest Rate Cap
Provider:                     Barclays Bank PLC, as Swap and Interest Rate Cap
                              Provider, is a public limited company registered in England and Wales. Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by Moody's.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Interest Rate Swap
Agreement:                    On the Closing Date, the Trust will enter into a
                              Swap Agreement with an initial notional amount of approximately $751,430,000. Under the Swap
                              Agreement, the Trust will be obligated to pay on each distribution date an amount equal to [5.486]% per annum on the notional amount set forth on the attached Swap Agreement schedule and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap
                              Provider, until the Swap Agreement is terminated.
                              Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap
                              Payment").

                              Generally, the Net Swap Payment will be deposited into a supplemental interest account (the "Supplemental Interest Account") by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                              Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

Interest Rate Cap Agreement:  On the Closing Date, the Trust will enter into an
                              Interest Rate Cap Agreement with an initial notional amount of $0. Under the Interest Rate Cap Agreement, the Trust will be obligated to pay, on each distribution date, to the Trustee an amount equal to the product of (a) the excess, if any, of
                              (i) the then current 1-month LIBOR rate and (ii) [5.410]% and (b) an amount equal to the lesser of
                              (x) the cap notional amount set forth on the attached Cap Agreement schedule and (y) the excess of (A) the aggregate Class Certificate Balance of the Class A, M and B Certificates (prior to taking into account any distributions on such distribution date) over (B) the then current notional amount set forth on the attached Swap Agreement schedule, based on an "actual/360" basis until the Interest Rate Cap Agreement is terminated.

                              Generally, the cap payments will be deposited into the Supplemental Interest Account by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Credit Enhancement            Initial Credit Enhancement    Target Credit Enhancement
Percentage:                   --------------------------    -------------------------
                              Class A:    22.50%            Class A:    45.00%
                              Class M-1:  14.75%            Class M-1:  29.50%
                              Class M-2:   9.15%            Class M-2:  18.30%
                              Class M-3:   7.55%            Class M-3:  15.10%
                              Class B-1:   6.05%            Class B-1:  12.10%
                              Class B-2:   4.70%            Class B-2:   9.40$
                              Class B-3:   3.70%            Class B-3:   7.40%
                              Class B-4:   2.80%            Class B-4:   5.60%
                              Class B-5:   1.80%            Class B-5:   3.60%



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Step-up Coupons:              For all LIBOR Certificates the interest rate will
                              increase on the Distribution Date following the Optional Clean-up Call date, should the call not be exercised. At that time, the Class A fixed margins will be 2x their respective initial fixed margins and the Class M and Class B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1 Pass-Through Rate:  The Class A-1 certificates will accrue interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Group I Loan Cap.

Class A-2A Pass-Through Rate: The Class A-2A certificates will accrue interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Group II Loan Cap.

Class A-2B Pass-Through Rate: The Class A-2B certificates will accrue interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Group II Loan Cap.

Class A-2C Pass-Through Rate: The Class A-2C certificates will accrue interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Group II Loan Cap.

Class A-2D Pass-Through Rate: The Class A-2D certificates will accrue interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Group II Loan Cap.

Class M-1 Pass-Through Rate:  The Class M-1 certificates will accrue interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.

Class M-2 Pass-Through Rate:  The Class M-2 certificates will accrue interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable and

                                    (ii)  the Pool Cap.

Class M-3 Pass-Through Rate:  The Class M-3 certificates will accrue interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Class B-1 Pass-Through Rate:  The Class B-1 certificates will accrue interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.

Class B-2 Pass-Through Rate:  The Class B-2 certificates will accrue interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.

Class B-3 Pass-Through Rate:  The Class B-3 certificates will accrue interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.

Class B-4 Pass-Through Rate:  The Class B-4 certificates will accrue interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.

Class B-5 Pass-Through Rate:  The Class B-5 certificates will accrue interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                          after the first Distribution Date on
                                          which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Group I Loan Cap:             Product of:

                                    (i)   (a) the weighted average of the
                                          mortgage rates for the Group I
                                          Mortgage Loans (in each case, less the
                                          applicable Expense Fee Rate) then in
                                          effect on the beginning of the related
                                          Due Period, minus (b) the product of
                                          (x) the Net Swap Payment plus any Swap
                                          Termination Payment (other than a
                                          Defaulted Swap Termination Payment)
                                          made to the Swap Provider, if any,
                                          expressed as a percentage, equal to a
                                          fraction, the numerator of which is
                                          equal to the Net Swap Payment made to
                                          the Swap Provider and the denominator
                                          of which is equal to the aggregate
                                          principal balance of the Mortgage
                                          Loans (the "Net Swap Payment Rate")
                                          and (y) 12.

                                    (ii)  a fraction, the numerator of which is
                                          30 and the denominator of which is the
                                          actual number of days in the related
                                          Interest Accrual Period.

Group II Loan Cap:            Product of:

                                    (i)   (a) the weighted average of the
                                          mortgage rates for the Group II
                                          Mortgage Loans (in each case, less the
                                          applicable Expense Fee Rate) then in
                                          effect on the beginning of the related
                                          Due Period, minus (b) the product of
                                          (x) the Net Swap Payment plus any Swap
                                          Termination Payment (other than a
                                          Defaulted Swap Termination Payment)
                                          made to the Swap Provider, if any,
                                          expressed as a percentage, equal to a
                                          fraction, the numerator of which is
                                          equal to the Net Swap Payment made to
                                          the Swap Provider and the denominator
                                          of which is equal to the aggregate
                                          principal balance of the Mortgage
                                          Loans (the "Net Swap Payment Rate")
                                          and (y) 12.

                                    (ii)  a fraction, the numerator of which is
                                          30 and the denominator of which is the
                                          actual number of days in the related
                                          Interest Accrual Period.

Pool Cap:                     The weighted average of (a) Group I Loan Cap and
                              (b) Group II Loan Cap weighted on the basis of the related Group Subordinate Amount.

Group Subordinate Amount:     For any Distribution Date,

                                    (i)   for the Group I Mortgage Loans, will
                                          be equal to the excess of the
                                          aggregate principal balance of the
                                          Group I Mortgage Loans as of the
                                          beginning of the related Due Period
                                          over the Class Certificate Balance of
                                          the Class A-1 Certificates immediately
                                          prior to such Distribution Date and

                                    (ii)  for the Group II Mortgage Loans, will
                                          be equal to the excess of the
                                          aggregate principal balance of the
                                          Group II Mortgage Loans as of the
                                          beginning of the related Due Period
                                          over the Class Certificate Balance of
                                          the Class A-2 Certificates immediately
                                          prior to such Distribution Date.

Basis Risk Carry
Forward Amount:               On any Distribution Date and for any class of
                              LIBOR Certificates is the sum of:

                              (x)   the excess of:

                                    (i)   the amount of interest that class of
                                          certificates would have been entitled
                                          to receive on that Distribution Date
                                          had the Pass-Through Rate not been
                                          subject to the Group I Loan Cap, the
                                          Group II Loan Cap or the Pool Cap, as
                                          applicable, over

                                    (ii)  the amount of interest that class of
                                          certificates are entitled to receive
                                          on that Distribution Date based on the
                                          Group I Loan Cap, the Group II Loan
                                          Cap or the Pool Cap, as applicable,
                                          and

                              (y)   the unpaid portion of any such excess
                                    described in clause (x) from prior
                                    Distribution Dates (and related accrued
                                    interest at the then applicable Pass-Through
                                    Rate on that class of certificates, without giving effect to the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable).



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



Summary of Terms (cont'd)

Interest Distributions on
the LIBOR Certificates:       On each Distribution Date, distributions from
                              available funds will be allocated as follows:

                                    (i)   to the Swap Account, net swap payments
                                          and certain swap termination payments
                                          owed to the Swap Provider, if any;

                                    (ii)  from the Interest Remittance Amount
                                          attributable to the Group I Mortgage
                                          Loans according to the related Accrued
                                          Certificate Interest and any unpaid
                                          interest shortfall amounts for such
                                          class, as applicable, first, to the
                                          Class A-1 Certificates and second, pro
                                          rata to the Class A-2 Certificates;

                                    (iii) from the Interest Remittance Amount
                                          attributable to the Group II Mortgage
                                          Loans according to the related Accrued
                                          Certificate Interest and any unpaid
                                          interest shortfall amounts for such
                                          class, as applicable, first, pro rata
                                          to the Class A-2 Certificates and
                                          second, to the Class A-1 Certificates;

                                    (iv)  from any remaining Interest Remittance
                                          Amounts to the Class M-1 certificates,
                                          their Accrued Certificate Interest;

                                    (v)   from any remaining Interest Remittance
                                          Amounts to the Class M-2 certificates,
                                          their Accrued Certificate Interest;

                                    (vi)  from any remaining Interest Remittance
                                          Amounts to the Class M-3 certificates,
                                          their Accrued Certificate Interest;

                                    (vii) from any remaining Interest Remittance
                                          Amounts to the Class B-1 certificates,
                                          their Accrued Certificate Interest;

                                    (viii) from any remaining Interest
                                          Remittance Amounts to the Class B-2
                                          certificates, their Accrued
                                          Certificate Interest;

                                    (ix)  from any remaining Interest Remittance
                                          Amounts to the Class B-3 certificates,
                                          their Accrued Certificate Interest;

                                    (x)   from any remaining Interest Remittance
                                          Amounts to the Class B-4 certificates,
                                          their Accrued Certificate Interest;
                                          and

                                    (xi)  from any remaining Interest Remittance
                                          Amounts to the Class B-5 certificates,
                                          their Accrued Certificate Interest.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Principal Distribution on
the LIBOR Certificates:

                              On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                              (i) to the Class A Certificates, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                              (ii) to the Class M-1 certificates, until their Class Certificate Balance has been reduced to zero;

                              (iii) to the Class M-2 certificates, until their Class Certificate Balance has been reduced to zero;

                              (iv) to the Class M-3 certificates, until their Class Certificate Balance has been reduced to zero;

                              (v) to the Class B-1 certificates, until their Class Certificate Balance has been reduced to zero;

                              (vi) to the Class B-2 certificates, until their Class Certificate Balance has been reduced to zero;

                              (vii) to the Class B-3 certificates, until their Class Certificate Balance has been reduced to zero;

                              (viii) to the Class B-4 certificates, until their Class Certificate Balance has been reduced to zero; and

                              (ix) to the Class B-5 certificates, until their Class Certificate Balance has been reduced to zero.

                              On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                              (i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                              (ii) to the Class M-1 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                              (iii) to the Class M-2 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                              (iv) to the Class M-3 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                              (v) to the Class B-1 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                              (vi) to the Class B-2 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                              (vii) to the Class B-3 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                              (viii) to the Class B-4 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                              (ix) to the Class B-5 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Allocation of Principal
Payments to Class A
Certificates:                 All principal distributions to the holders of the
                              Class A Certificates on any Distribution Date will be allocated concurrently between the Class A-1
                              Certificates and the Class A-2 Certificates, based on the Class A Principal Allocation Percentage for the Class A-1 Certificates and the Class A-2
                              Certificates, as applicable. However, if the Class
                              Certificate Balances of the Class A Certificates in any Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A
                              Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution
                              Dates, will be distributed to the holders of the Class A Certificates in the other Class A
                              Certificate Group pro rata on the remaining outstanding balances, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 Certificates will be made first from payments relating to the Group I
                              Mortgage Loans, and any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group II Mortgage Loans.

                              Except as described below, any principal distributions allocated to the Class A-2 Certificates are required to be distributed sequentially first, to the Class A-2A certificates, second, to the Class A-2B certificates, third to the Class A-2C certificates, and fourth to the Class A-2D certificates, in each case, until their Class Certificate Balance has been reduced to zero.

                              Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A-2 Certificates will be distributed pro rata among the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Allocation of Net Monthly
Excess Cash Flow:             For any Distribution Date, any Net Monthly Excess
                              Cash Flow shall be paid as follows:

                              (a)   to the holders of the Class M-1
                                    certificates, any Unpaid Interest Amount;

                              (b)   to the holders of the Class M-1
                                    certificates, any Unpaid Realized Loss
                                    Amount;

                              (c)   to the holders of the Class M-2
                                    certificates, any Unpaid Interest Amount;

                              (d)   to the holders of the Class M-2
                                    certificates, any Unpaid Realized Loss
                                    Amount;

                              (e)   to the holders of the Class M-3
                                    certificates, any Unpaid Interest Amount;

                              (f)   to the holders of the Class M-3
                                    certificates, any Unpaid Realized Loss
                                    Amount;

                              (g)   to the holders of the Class B-1
                                    certificates, any Unpaid Interest Amount;

                              (h)   to the holders of the Class B-1
                                    certificates, any Unpaid Realized Loss
                                    Amount;

                              (i)   to the holders of the Class B-2
                                    certificates, any Unpaid Interest Amount;

                              (j)   to the holders of the Class B-2
                                    certificates, any Unpaid Realized Loss
                                    Amount;

                              (k)   to the holders of the Class B-3
                                    certificates, any Unpaid Interest Amount;

                              (l)   to the holders of the Class B-3
                                    certificates, any Unpaid Realized Loss
                                    Amount;

                              (m)   to the holders of the Class B-4
                                    certificates, any Unpaid Interest Amount;

                              (n)   to the holders of the Class B-4
                                    certificates, any Unpaid Realized Loss
                                    Amount;

                              (o)   to the holders of the Class B-5
                                    certificates, any Unpaid Interest Amount;

                              (p)   to the holders of the Class B-5
                                    certificates, any Unpaid Realized Loss
                                    Amount;

                              (q) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

                              (r) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A Certificates will be paid
                                    (a) first, pro rata, based upon their
                                    respective Class Certificate Balances only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, pro rata based on any outstanding Basis Risk Carry Forward Amount remaining unpaid;

                              (s) to the Class X certificates, those amounts as described in the pooling and servicing agreement;

                              (t) to the holders of the Class R certificates, any remaining amount;

                              (u) to the extent not paid from available funds, from the Supplemental Interest Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued and unpaid interest from a prior Distribution Date, then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class M Certificates sequentially, and then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class B Certificates sequentially;

                              (v) to the extent not paid from available funds, from the Supplemental Interest Account, to pay Basis Risk Carry Forward Amounts on the Class A, Class M and Class B Certificates remaining unpaid in the same order of priority as described in (r) above;



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Allocation of Net Monthly
Excess Cash Flow (cont'd):    (w)   to the extent not paid from available funds,
                                    from the Supplemental Interest Account, to pay any principal on the Class A
                                    Certificates, on the Class M Certificates and on the Class B Certificates, in accordance with the principal payment provisions described above (under "Principal
                                    Distributions on the LIBOR Certificates") in an amount necessary to restore the applicable Specified Subordinated Amount as a result of current or prior realized losses not previously reimbursed;

                              (x) to the extent not paid from available funds, from the Supplemental Interest Account, to pay any Unpaid Realized Loss Amounts remaining on the Class M Certificates and Class B Certificates, sequentially; and

                              (y) from the Supplemental Interest Account, any remaining amounts to be distributed to the Class X certificates in accordance with the pooling and servicing agreement.

Interest Remittance Amount:   With respect to any Distribution Date and the
                              mortgage loans in a loan group, that portion of available funds attributable to interest relating to mortgage loans in that mortgage loan group.

Accrued Certificate
Interest:                     For each class of LIBOR Certificates on any
                              Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related
                              Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute.

Principal Distribution
Amount:                       For each Distribution Date will equal the sum of
                              (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

Basic Principal Distribution
Amount: With respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Subordinated Amount, if any, for that Distribution Date.

Net Monthly Excess
Cash Flow:                    Available Funds remaining after the amount
                              necessary to make all payments of interest and principal to the LIBOR certificates, as described under "Interest Distributions on the LIBOR
                              Certificates" and "Principal Distributions on the LIBOR Certificates" above.

Extra Principal Distribution
Amount: As of any Distribution Date, the lesser of (x) the Total Monthly Excess Spread for that Distribution Date and (y) the Subordination Deficiency, if any, for that Distribution Date.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Total Monthly Excess Spread:  As to any Distribution Date equals the excess, if any, of (x) the interest on the mortgage loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Servicer Remittance Date, net of the servicing fee and the trustee fee, over
                              (y) the sum of the amount paid as interest to the Certificates at their respective Pass-Through Rates and any Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable to the Swap Provider.

Subordinated Amount:          With respect to any Distribution Date, the excess,
                              if any, of (a) the aggregate Stated Principal
                              Balance of the mortgage loans for that
                              Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution
                              Date).

Specified Subordinated
Amount: Prior to the Stepdown Date, an amount equal to 1.80% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. On and after the Stepdown Date, an amount equal to 3.60% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date), subject to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified Subordinated Amount until the Distribution Date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

Excess Subordinated Amount:   With respect to any Distribution Date, the excess,
                              if any, of (a) the Subordinated Amount on that Distribution Date over (b) the Specified
                              Subordinated Amount.

Subordination Deficiency:     With respect to any Distribution Date, the excess,
                              if any, of (a) the Specified Subordinated Amount for that Distribution Date over (b) the Subordinated Amount for that Distribution Date.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Principal Remittance Amount:  With respect to any Distribution Date, to the extent of funds available as described in the prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment Period; (iii) all net liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the business day prior to the current Distribution Date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to the Optional Clean-up Call (to the extent they relate to principal).

Class A Principal Allocation
Percentage:                   For any Distribution Date is the percentage
                              equivalent of a fraction, determined as follows:

                              (1) with respect to the Class A-1 Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

                              (2) with respect to the Class A-2 Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

Class A Principal
Distribution Amount:          For any Distribution Date is the excess of (a) the
                              aggregate Class Certificate Balance of the Class A
                              Certificates immediately prior to that
                              Distribution Date over (b) the lesser of (x) approximately 55.00% of the aggregate Stated
                              Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $3,843,856.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Class M-1 Principal
Distribution Amount:          With respect to any Distribution Date is the
                              excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date) and (b) the Class Certificate
                              Balance of the Class M-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 70.50% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                              Balance of the mortgage loans for that
                              Distribution Date over $3,843,856.

Class M-2 Principal
Distribution Amount:          With respect to any Distribution Date is the
                              excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date), (b) the Class Certificate
                              Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                              Principal Distribution Amount on that Distribution
                              Date) and (c) the Class Certificate Balance of the
                              Class M-2 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 81.70% of the aggregate Stated
                              Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $3,843,856.

Class M-3 Principal
Distribution Amount:          With respect to any Distribution Date is the
                              excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date), (b) the Class Certificate
                              Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                              Principal Distribution Amount on that Distribution
                              Date), (c) the Class Certificate Balance of the
                              Class M-2 certificates (after taking into account distribution of the Class M-2 Principal
                              Distribution Amount on that Distribution Date) and
                              (d) the Class Certificate Balance of the Class M-3 certificates immediately prior to that
                              Distribution Date over (ii) the lesser of (a) approximately 84.90% of the aggregate Stated
                              Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $3,843,856.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



Summary of Terms (cont'd)

Class B-1 Principal
Distribution Amount:          With respect to any Distribution Date is the
                              excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date), (b) the Class Certificate
                              Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                              Principal Distribution Amount on that Distribution
                              Date), (c) the Class Certificate Balance of the
                              Class M-2 certificates (after taking into account distribution of the Class M-2 Principal
                              Distribution Amount on that Distribution Date),
                              (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal
                              Distribution Amount on that Distribution Date) and
                              (e) the Class Certificate Balance of the Class B-1 certificates immediately prior to that
                              Distribution Date over (ii) the lesser of (a) approximately 87.90% of the aggregate Stated
                              Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $3,843,856.

Class B-2 Principal
Distribution Amount:          With respect to any Distribution Date is the
                              excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date), (b) the Class Certificate
                              Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                              Principal Distribution Amount on that Distribution
                              Date), (c) the Class Certificate Balance of the
                              Class M-2 certificates (after taking into account distribution of the Class M-2 Principal
                              Distribution Amount on that Distribution Date),
                              (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal
                              Distribution Amount on that Distribution Date),
                              (e) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal
                              Distribution Amount on that Distribution Date), and (f) the Class Certificate Balance of the Class
                              B-2 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 90.60% of the aggregate Stated
                              Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $3,843,856.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Class B-3 Principal
Distribution Amount:          With respect to any Distribution Date is the
                              excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date), (b) the Class Certificate
                              Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                              Principal Distribution Amount on that Distribution
                              Date), (c) the Class Certificate Balance of the
                              Class M-2 certificates (after taking into account distribution of the Class M-2 Principal
                              Distribution Amount on that Distribution Date),
                              (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal
                              Distribution Amount on that Distribution Date),
                              (e) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal
                              Distribution Amount on that Distribution Date),
                              (f) the Class Certificate Balance of the Class B-2 certificates (after taking into account distribution of the Class B-2 Principal
                              Distribution Amount on that Distribution Date) and
                              (g) the Class Certificate Balance of the Class B-3 certificates immediately prior to that
                              Distribution Date over (ii) the lesser of (a) approximately 92.60% of the aggregate Stated
                              Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $3,843,856.

Class B-4 Principal
Distribution Amount:          With respect to any Distribution Date is the
                              excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date), (b) the Class Certificate
                              Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                              Principal Distribution Amount on that Distribution
                              Date), (c) the Class Certificate Balance of the
                              Class M-2 certificates (after taking into account distribution of the Class M-2 Principal
                              Distribution Amount on that Distribution Date),
                              (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal
                              Distribution Amount on that Distribution Date),
                              (e) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal
                              Distribution Amount on that Distribution Date),
                              (f) the Class Certificate Balance of the Class B-2 certificates (after taking into account distribution of the Class B-2 Principal
                              Distribution Amount on that Distribution Date),
                              (g) the Class Certificate Balance of the Class B-3 certificates (after taking into account distribution of the Class B-3 Principal
                              Distribution Amount on that Distribution Date) and
                              (h) the Class Certificate Balance of the Class B-4 certificates immediately prior to that
                              Distribution Date over (ii) the lesser of (a) approximately 94.40% of the aggregate Stated
                              Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $3,843,856.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Class B-5 Principal
Distribution Amount:          With respect to any Distribution Date is the
                              excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date), (b) the Class Certificate
                              Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                              Principal Distribution Amount on that Distribution
                              Date), (c) the Class Certificate Balance of the
                              Class M-2 certificates (after taking into account distribution of the Class M-2 Principal
                              Distribution Amount on that Distribution Date),
                              (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal
                              Distribution Amount on that Distribution Date),
                              (e) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal
                              Distribution Amount on that Distribution Date),
                              (f) the Class Certificate Balance of the Class B-2 certificates (after taking into account distribution of the Class B-2 Principal
                              Distribution Amount on that Distribution Date),
                              (g) the Class Certificate Balance of the Class B-3 certificates (after taking into account distribution of the Class B-3 Principal
                              Distribution Amount on that Distribution Date),
                              (h) the Class Certificate Balance of the Class B-4 certificates (after taking into account distribution of the Class B-4 Principal
                              Distribution Amount on that Distribution Date) and
                              (i) the Class Certificate Balance of the Class B-5 certificates immediately prior to that
                              Distribution Date over (ii) the lesser of (a) approximately 96.40% of the aggregate Stated
                              Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $3,843,856.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------


           Interest Rate Cap Schedule
           --------------------------

Distribution Date   Balance ($)      Strike (%)
-----------------   --------------   ----------

09/ 25/ 06                       -        5.410
10/ 25/ 06            7,631,590.21        5.410
11/ 25/ 06           15,371,749.40        5.410
12/ 25/ 06           23,179,369.19        5.410
01/ 25/ 07           31,012,454.04        5.410
02/ 25/ 07           38,828,414.75        5.410
03/ 25/ 07           46,584,373.45        5.410
04/ 25/ 07           54,231,706.15        5.410
05/ 25/ 07           61,729,978.27        5.410
06/ 25/ 07           69,037,117.52        5.410
07/ 25/ 07           76,112,063.15        5.410
08/ 25/ 07           82,913,677.06        5.410
09/ 25/ 07           89,053,978.62        5.410
10/ 25/ 07           94,552,514.82        5.410
11/ 25/ 07           99,451,154.13        5.410
12/ 25/ 07          103,789,963.53        5.410
01/ 25/ 08          107,608,889.44        5.410
02/ 25/ 08          110,943,976.05        5.410
03/ 25/ 08          113,824,313.63        5.410
04/ 25/ 08          116,236,175.93        5.410
05/ 25/ 08          127,281,724.96        5.410
06/ 25/ 08          135,696,091.06        5.410
07/ 25/ 08          141,335,688.27        5.410
08/ 25/ 08          144,656,784.74        5.410
09/ 25/ 08          146,068,027.97        5.410
10/ 25/ 08          143,783,385.35        5.410
11/ 25/ 08          139,086,802.28        5.410
12/ 25/ 08          140,048,320.45        5.410
01/ 25/ 09          137,678,636.66        5.410
02/ 25/ 09          134,177,121.76        5.410
03/ 25/ 09          130,544,107.27        5.410
04/ 25/ 09          126,883,217.56        5.410
05/ 25/ 09          123,264,955.95        5.410
06/ 25/ 09          119,740,531.40        5.410
07/ 25/ 09          116,337,033.34        5.410
08/ 25/ 09          113,073,986.11        5.410
09/ 25/ 09          109,962,590.25        5.410
10/ 25/ 09          108,660,393.26        5.410
11/ 25/ 09          103,717,559.34        5.410
12/ 25/ 09           99,252,178.73        5.410
01/ 25/ 10           94,658,328.83        5.410
02/ 25/ 10           89,934,856.32        5.410
03/ 25/ 10           85,089,697.27        5.410
04/ 25/ 10           79,929,453.62        5.410
05/ 25/ 10           74,629,407.11        5.410
06/ 25/ 10           69,196,613.72        5.410
07/ 25/ 10           63,638,112.11        5.410
08/ 25/ 10           57,961,047.86        5.410
09/ 25/ 10           52,172,165.77        5.410
10/ 25/ 10           47,825,172.14        5.410
11/ 25/ 10           43,378,253.75        5.410
12/ 25/ 10           38,837,368.91        5.410
01/ 25/ 11           34,207,551.83        5.410
02/ 25/ 11           29,493,842.59        5.410
03/ 25/ 11           24,701,008.03        5.410
04/ 25/ 11           19,692,679.05        5.410
05/ 25/ 11           14,622,117.92        5.410
06/ 25/ 11            9,492,641.28        5.410
07/ 25/ 11                       -            -



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group
August 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-HE1
--------------------------------------------------------------------------------


                     Swap Notional Schedule
                     ----------------------

Period   Accrual Start Date    Pay Date    Swap Notional Schedule
------   ------------------   ----------   ----------------------
   1        08/ 31/ 06        09/ 25/ 06   $       751,430,000.00
   2        09/ 25/ 06        10/ 25/ 06   $       729,303,991.11
   3        10/ 25/ 06        11/ 25/ 06   $       706,563,293.56
   4        11/ 25/ 06        12/ 25/ 06   $       683,281,008.69
   5        12/ 25/ 06        01/ 25/ 07   $       659,531,903.09
   6        01/ 25/ 07        02/ 25/ 07   $       635,392,436.13
   7        02/ 25/ 07        03/ 25/ 07   $       610,940,333.76
   8        03/ 25/ 07        04/ 25/ 07   $       586,019,441.04
   9        04/ 25/ 07        05/ 25/ 07   $       560,953,532.47
  10        05/ 25/ 07        06/ 25/ 07   $       535,822,224.31
  11        06/ 25/ 07        07/ 25/ 07   $       510,704,595.13
  12        07/ 25/ 07        08/ 25/ 07   $       485,682,624.11
  13        08/ 25/ 07        09/ 25/ 07   $       461,831,276.88
  14        09/ 25/ 07        10/ 25/ 07   $       439,155,928.94
  15        10/ 25/ 07        11/ 25/ 07   $       417,599,413.31
  16        11/ 25/ 07        12/ 25/ 07   $       397,105,728.01
  17        12/ 25/ 07        01/ 25/ 08   $       377,616,758.17
  18        01/ 25/ 08        02/ 25/ 08   $       359,080,165.60
  19        02/ 25/ 08        03/ 25/ 08   $       341,457,071.55
  20        03/ 25/ 08        04/ 25/ 08   $       324,289,786.49
  21        04/ 25/ 08        05/ 25/ 08   $       286,568,235.51
  22        05/ 25/ 08        06/ 25/ 08   $       252,290,881.90
  23        06/ 25/ 08        07/ 25/ 08   $       222,366,890.67
  24        07/ 25/ 08        08/ 25/ 08   $       196,261,445.87
  25        08/ 25/ 08        09/ 25/ 08   $       173,473,455.71
  26        09/ 25/ 08        10/ 25/ 08   $       154,703,842.69
  27        10/ 25/ 08        11/ 25/ 08   $       139,091,589.20
  28        11/ 25/ 08        12/ 25/ 08   $       125,938,171.04
  29        12/ 25/ 08        01/ 25/ 09   $       114,724,204.60
  30        01/ 25/ 09        02/ 25/ 09   $       105,065,910.54
  31        02/ 25/ 09        03/ 25/ 09   $        96,672,369.85
  32        03/ 25/ 09        04/ 25/ 09   $        89,319,257.24
  33        04/ 25/ 09        05/ 25/ 09   $        82,831,087.06
  34        05/ 25/ 09        06/ 25/ 09   $        77,065,985.17
  35        06/ 25/ 09        07/ 25/ 09   $        71,910,622.63
  36        07/ 25/ 09        08/ 25/ 09   $        67,275,644.83
  37        08/ 25/ 09        09/ 25/ 09   $        63,087,633.22
  38        09/ 25/ 09        10/ 25/ 09   $        59,142,418.40
  39        10/ 25/ 09        11/ 25/ 09   $        55,415,326.50
  40        11/ 25/ 09        12/ 25/ 09   $        51,894,134.95
  41        12/ 25/ 09        01/ 25/ 10   $        48,566,873.78
  42        01/ 25/ 10        02/ 25/ 10   $        45,422,658.10
  43        02/ 25/ 10        03/ 25/ 10   $        42,451,225.41
  44        03/ 25/ 10        04/ 25/ 10   $        39,830,679.82
  45        04/ 25/ 10        05/ 25/ 10   $        37,353,324.37
  46        05/ 25/ 10        06/ 25/ 10   $        35,011,294.79
  47        06/ 25/ 10        07/ 25/ 10   $        32,796,939.52
  48        07/ 25/ 10        08/ 25/ 10   $        30,703,146.94
  49        08/ 25/ 10        09/ 25/ 10   $        28,723,217.47
  50        09/ 25/ 10        10/ 25/ 10   $        26,850,830.64
  51        10/ 25/ 10        11/ 25/ 10   $        25,080,023.09
  52        11/ 25/ 10        12/ 25/ 10   $        23,405,179.69
  53        12/ 25/ 10        01/ 25/ 11   $        21,820,976.07
  54        01/ 25/ 11        02/ 25/ 11   $        20,322,403.57
  55        02/ 25/ 11        03/ 25/ 11   $        18,904,733.77
  56        03/ 25/ 11        04/ 25/ 11   $        17,704,316.32
  57        04/ 25/ 11        05/ 25/ 11   $        16,568,020.32
  58        05/ 25/ 11        06/ 25/ 11   $        15,491,108.67
  59        06/ 25/ 11        07/ 25/ 11   $                  -



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

[BARCLAYS CAPITAL LOGO]